Exhibit 99.4

CONTACT:	Glen L. Ponczak 414-524-2375 Glen.L.Ponczak@jci.com	July 23, 2003

Johnson Controls Shareholder Rights Plan to Expire

     Milwaukee, Wisconsin, July 23, 2003 . . . Johnson Controls, Inc. today announced that its Share Rights Plan will expire on July 31, 2003. The company said there were no plans to renew it.

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Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of integrated seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides control systems and services including comfort, energy and security management. Johnson Controls (NYSE: JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin.